UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 15, 2021

H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri	1-06089	44-0607856
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices) (Zip Code)

(816) 854-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	HRB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition.
On June 15, 2021, the Company issued a press release regarding the Company’s results of operations for the fiscal year ended April 30, 2021. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal year.
On June 9, 2021, the Board of Directors approved a change of the Company's fiscal year end from April 30 to June 30, effective immediately. The Company plans to file a transition report on Form 10-QT for the transition period of May 1, 2021 through June 30, 2021. The Company's 2022 fiscal year will begin on July 1, 2021 and end on June 30, 2022.
Item 7.01.     Regulation FD Disclosure.
As announced in the press release described under Item 2.02 and furnished as Exhibit 99.1 to this Current Report on Form 8-K, the Company’s Board of Directors has approved an increase in its quarterly dividend of 4%, to $0.27 per share, and declared a quarterly cash dividend of $0.27 per share payable on July 1, 2021 to shareholders of record as of June 25, 2021.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits
Exhibit Number    Description
99.1     Press Release Issued June 15, 2021

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date:	6/15/2021	By:	/s/ Scott W. Andreasen
Scott W. Andreasen
Vice President and Secretary